CERTIFICATE

State of Oregon

OFFICE OF THE SECRETARY OF STATE
Corporation Division

I, KATE BROWN, Secretary of State of Oregon, and Custodian of the Seal of said State, do hereby certify:

That the attached copy of the
Articles of
Amendment
filed on
September 12, 2013
for
CHINA CEETOP.COM, INC.
changing the name to
CEETOP INC.
is a true copy of the original document
that has been filed with this office.



STATE OF OREGON
1859

In Testimony Whereof, I have hereunto set my hand and affixed hereto the Seal of the State of Oregon.

KATE BROWN, Secretary of State
September 12, 2013

FILED
SEP 12 2013
OREGON
SECRETARY OF STATE

REGISTRY NUMBER: 130971-91

In accordance with Oregon Revised Statute 192.410-192.490, the information on this application is public record. We must release this information to all parties upon request and it will be posted on our website.

For office use only

Please Type or Print Legibly in Black Ink.

ENTITY NAME: China Ceetop.com, Inc.

STATE THE ARTICLE NUMBER(S): and set forth the article(s) as it is amended to read. (Attach a separate sheet if necessary.)

Article 1. "The name of the Corporation is Ceetop Inc."

THE AMENDMENT WAS ADOPTED ON: September 6, 2013

(If more than one amendment was adopted, identify the date of adoption of each amendment.)

CHECK THE APPROPRIATE STATEMENT:

☒ Shareholder action was required to adopt the amendment(s).

The vote was as follows:

Class or series of shares	Number of shares outstanding	Number of votes entitled to be cast	Number of votes cast FOR	Number of votes cast AGAINST
Common Stock	16,806,631	16,806,631	14,860,371	2,008

☐ Shareholder action was not required to adopt the amendment(s). The amendment(s) was adopted by the board of directors without shareholder action.

☐ The corporation has not issued any shares of stock. Shareholder action was not required to adopt the amendment(s). The amendment(s) was adopted by the incorporators or by the board of directors.

EXECUTION: (Must be signed by at least one officer or director.)
By my signature, I declare as an authorized authority, that this filing has been examined by me and is, to the best of my knowledge and belief, true, correct, and complete. Making false statements in this document is against the law and may be penalized by fines, imprisonment or both.

Signature: [signature] Printed Name: Weiliang Liu Title: President

CEETOP INC.

13097191-14610050 AMDART

FEES
Required Processing Fee $100
No Fee for President/Secretary Change.
Processing Fees are nonrefundable. Please make check payable to "Corporation Division."
Free copies are available at FilingInOregon.com, using the Business Name Search program.